  EXHIBIT 10.1

Execution Copy

LOAN AGREEMENT

BY AND BETWEEN

QLE TP FUNDING SPE LLC,

a Delaware limited liability company,

AS BORROWER

AND

TERRAPOWER, LLC,

a Delaware limited liability company

AS LENDER

Dated: May 16, 2025

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Table of Contents

(continued)

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Certain schedules and other similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

EXHIBITS

EXHIBIT A	Payment Schedule (Milestones) Under Initial Purchase Order

EXHIBIT B	Disbursement Schedule

EXHIBIT C	Form of Draw Request

SCHEDULE 5.3	Approvals

SCHEDULE 5.19	Subsidiaries

SCHEDULE 6.6	Permitted Debt

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LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of May 16, 2025 (the “Effective Date”), by and between QLE TP FUNDING SPE LLC, a Delaware limited liability company (“Borrower”), and TERRAPOWER, LLC, a Delaware limited liability company (“Lender”).

RECITALS

A. ASPI proposes to develop the Project and supply HALEU to Lender pursuant to the Initial Purchase Order, Procurement Terms and Conditions and Long-Term Supply Agreement.

B. Borrower is a wholly owned direct subsidiary of QLE, who in turn is a wholly owned direct subsidiary of ASPI. QLE and the Borrower requested that Lender provide the Loan to Borrower in the principal sum of up to $22,000,000.00 to finance the construction of the Project.

C. Project Company is a special purpose entity formed for the purpose of constructing the Project with the proceeds of the Loan to be contributed by Borrower to Project Company from time to time, as well as funds from other sources to be procured by ASPI. Project Company will also maintain and operate the Project. As of the date hereof, Borrower owns one hundred percent (100%) of the equity interests of Project Company. It is anticipated that, after the date hereof, NECSA, directly or indirectly, will become a shareholder of Project Company.

D. Lender is willing to grant QLE’s and Borrower’s request subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Disbursements (as hereinafter defined) to be made by Lender pursuant to this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms have the following respective meanings, unless the context hereof clearly requires otherwise:

“Access Agreement”: Means, collectively, the agreement or agreements to be entered into between Project Company and NECSA, pursuant to which Project Company will be granted rights to access, maintain, improve and operate the Project, in form and substance reasonably acceptable to Lender, including the right of Project Inspector to inspect the Project in accordance with the terms of this Agreement.

“Affiliate(s)”: Means, as to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

“Agreement”: Has the meaning given to such term in the introductory paragraph hereof.

“Amortization Commencement Date”: Means November 16, 2027.

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“Anti-Corruption Laws”: Means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and any other anti-corruption laws and regulations of any jurisdiction applicable to Borrower, Guarantor or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“ASPI”: Means ASP Isotopes Inc., a Delaware corporation, and its successors and permitted assigns.

“Bankruptcy Code”: Means with respect to the United States, the Title 11 of the United States Code, and with respect to South Africa, the Chapter 14 of the Companies Act 61 of 1973 and Chapter 6 of the 2008 Act, as the same may be amended or replaced from time to time.

“Board”: Means the Board of Governors of the Federal Reserve System.

“Borrower”: Has the meaning given to such term in the introductory paragraph hereof.

“Borrower Parties”: Means, collectively, ASPI, QLE, Borrower and Project Company.

“Borrower’s Organizational Documents”: Means Borrower’s certificate of formation as filed with the Secretary of State of Delaware and its limited liability company agreement, as certified to Lender on the Closing Date pursuant to Section 3.2(b)(i), including any amendments or restatements thereof and supplements or modification thereto (specifically including without limitation any and all such amendments, restatements, supplements, or modifications thereto after the Effective Date not prohibited by the terms of this Agreement).

“Business Day”: Means any day other than a Saturday, a Sunday, or a legal holiday in the United States of America or the Republic of South Africa.

“Change of Control”: Means (a) Borrower shall cease to be a wholly owned direct Subsidiary of QLE, (b) Project Company shall cease to be a direct Subsidiary of Borrower or owned by Borrower and NECSA, free and clear of any Liens, except as permitted under this Agreement, (c) QLE shall ceases to be a controlled Subsidiary of ASPI, except pursuant to a Qualified Listing Event, or (d) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of voting equity interests of ASPI on a fully diluted basis, or (d) within any twelve-month period, occupation of a majority of the seats (other than vacant seats) on the board of directors of ASPI by Persons who were neither (x) nominated by the board of directors of ASPI nor (y) appointed or approved by directors so nominated.

“Closing Date”: Means May 16, 2025, or such later date as approved by Lender in its sole discretion.

“Code”: Means the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Commitment Termination Date”: Means October 7, 2027.

“Commitment”: Means an aggregate amount to be funded hereunder by Lender not to exceed $22,000,000.00. Subject to the provisions of Sections 2.1(c) and 7.2 hereof, the Commitment will be permanently reduced upon each funding of a Disbursement hereunder in the full original principal amount (inclusive of any applicable OID payable with respect to such Disbursement under Section 2.2(d) hereof) of each such Disbursement. Amounts repaid by or on behalf of Borrower in respect of the Disbursements/the Loan (including pursuant to any setoff or offset (specifically including any Offset Payment) provided for herein) may not be reborrowed.

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“Completion”: Means that all Milestone Requirements have been satisfied, the Project is operational (ready to enrich uranium to 19375% U-235 for commercial use) and Borrower is in a position to deliver to Lender HALEU in compliance with the Procurement Terms and Conditions.

“Completion Date”: Means October 7, 2027, subject to a Force Majeure Event provided that Borrower furnishes written notice to Lender as promptly as practicable under the circumstances (and in no event later than ten (10) days after the occurrence of the Force Majeure Event), provided, however, that the aggregate period of delay of all Force Majeure Events may not exceed sixty (60) days.

“Control”: Means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. For the purposes of this definition, a Person is deemed to “Control” another Person if such controlling Person owns 10% or more of any class of voting securities or other ownership interests of such controlled Person. “Controlled” and “Controlling” have correlative meanings.

“Debtor Relief Laws”: Means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar Laws affecting the rights, remedies or recourse of creditors generally, including the Bankruptcy Code, under the Laws of the United States or any applicable foreign nation, or any applicable political subdivision of the United States or any applicable foreign nation, as are in effect from time to time (including in each case all amendments thereto) during the term of the Loan.

“Default”: Means any event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

“Default Rate”: Means the lesser of 5% per annum in excess of the Loan Rate or the maximum lawful rate of interest which may be charged, if any.

“Deferral Termination Date” means the date on which any Borrower Party or Affiliate thereof commence commercial production of HALEU in quantities large enough for commercial sales to customers (not including, for the avoidance of doubt, any limited production of HALEU for samples or solely as part of testing or verification of the Project or any of its equipment or in connection with the issuance of any permits or approvals of any Governmental Authority, in either case prior to the commencement of the commercial operation of the Project), whether at NECSA’s Pelindaba site in the Republic of South Africa or elsewhere in the world.

“Designated Representative”: Has the meaning set forth in Section 8.16.

“Disbursements”: Means any portion of the Loan disbursed by Lender to or for the benefit of Borrower as required or permitted under this Agreement or any other Loan Document.

“Disbursement Schedule”: Means the Disbursement Schedule attached hereto as Exhibit B containing the Milestone Requirements, associated amount of Disbursements, Achievement Date and other information approved by Lender.

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“Distribution”: Means any dividend or other distribution (whether in cash, securities or other property) by Borrower (or otherwise payable from Borrower), either directly or indirectly to any member or other direct or indirect holder of an ownership interest in Borrower, whether in the form of earnings, income or other proceeds from the Project.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Draw Request”: Means the form of Draw Request attached hereto as Exhibit C.

“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

“Environmental Law”: Means all federal, state, regional, county and local statutes, regulations, ordinances, rules, regulations and policies, all court and administrative orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever, including those relating to the presence, manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Substances or any Radionuclide, Radioactive and/or Nuclear material or substance; air, water (including surface water, groundwater, and stormwater) or soil (including subsoil) contamination or pollution; the presence or Release of Hazardous Substances or any Radionuclide, Radioactive and/or Nuclear material or substance, protection of wildlife, endangered species, wetlands or natural resources; health and safety of employees and other persons; and notification requirements relating to the foregoing, including the following statutes, and regulations adopted thereunder: the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; RCRA (as hereinafter defined); the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. § 1251 et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Atomic Energy Act, 42 U.S.C. § 2014 et. seq., the Nuclear Waste Policy Act, 42 U.S,C. § 10101 et. seq. and any other federal, state or local statute, regulation, ordinance, relating to such materials or substances and the Occupational Safety and Health Act, 19 U.S.C. § 6251 et seq., as each of the foregoing may be amended from time to time; and the following Republic of South Africa statutes, and all regulations adopted thereunder: the National Environmental Management Act No 107 of 1998; the National Environmental Management: Air Quality Act No 39 of 2004; the National Environmental Management: Biodiversity Act No 10 of 2004; the National Environmental Management: Waste Act No 59 of 2008; the National Environmental Management Act: Integrated Coastal Management Act No 24 of 2008; the National Environment Management Act: Protected Areas Act No 57 of 2003; the National Veld and Forest Fire Act No 101 of 1998; the National Forests Act No 84 of 1998, the Disaster Management Act No 57 of 2002; the Conservation of Agricultural Resources Act No 43 of 1983; the National Water Act No 36 of 1998; the Environment Conservation Act No 73 of 1989; the Hazardous Substances Act No 15 of 1973; the Occupational Health and Safety Act No 85 of 1993; the National Heritage Resources Act No 25 of 1999; the National Building Regulations and Building Standards Act No 103 of 1977, Nuclear Energy Act No 46 of 1999; the National Radioactive Waste Disposal Institute Act No 53 of 2008; the National Nuclear Regulator Act No 47 of 1999, and the Non-Proliferation of Weapons of Mass Destruction Act No 87 of 1993, each as amended or substituted from time to time.

“Environmental Liability”: Means any claim, demand, obligation, cause of action, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, diminution in value or any other cost or expense whatsoever, including reasonable attorneys’ fees and disbursements, resulting from the presence or use of Hazardous Substances or any Radionuclide, Radioactive and/or Nuclear material or substance, the violation or alleged violation of any Environmental Law, or the imposition of any Environmental Lien.

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“Environmental Lien”: Means a security interest in favor of any Person for: (a) any liability under an Environmental Law; or (b) damages arising from or costs incurred by such Person in response to any actual or threatened Release.

“Event of Default”: Has the meaning given to such term in Section 7.1.

“Force Majeure Event”: Means:

(a) For the period beginning on the Effective Date and ending on September 30, 2025, an act or event, not reasonably foreseeable with the exercise of due diligence, that (a) prevents Borrower or its Affiliates in whole or in part from performing its obligations under this Agreement or satisfying any conditions to the Lender’s obligations under this Agreement; (b) is beyond the control of and not the result of the fault (including negligence) of Borrower or its Affiliates, and (c) is not avoidable or able to be overcome by Borrower or its Affiliates by the exercise of due diligence. Notwithstanding the generality of the foregoing definition, Force Majeure Events during such period shall specifically include the following acts, events or circumstances: (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (d) government order, law, or actions; (e) embargoes or blockades in effect on or after the Effective Date; (f) national or regional emergency; (g) strikes, labor stoppages or slowdowns, or other industrial disturbances; (h) failure of the research and development activities of ASPI or its Affiliates to demonstrate the capabilities of their designs, structures, systems, components, and processes necessary to enrich uranium to HALEU Assay; (i) the inability of ASPI or its Affiliates to establish business relationships with third parties that are necessary to enable construction of its Enrichment Service facility, including, but not limited to, the NECSA; (j) the inability of ASPI or its Affiliates to establish feed material supplies; and, (k) other events beyond the control of and not the result of the fault (including negligence) of Borrower or its Affiliates.

(b) For the period beginning on October 1, 2025, an act or event, not reasonably foreseeable with the exercise of due diligence, that (a) prevents Borrower or its Affiliates in whole or in part from performing its obligations under this Agreement or satisfying any conditions to the Lender’s obligations under this Agreement; (b) is beyond the control of and not the result of the fault (including negligence) of Borrower or its Affiliates, and (c) is not avoidable or able to be overcome by Borrower or its Affiliates by the exercise of due diligence. Force Majeure Events include: (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (d) government order, law, or actions; (e) embargoes or blockades in effect on or after the Effective Date; (f) national or regional emergency; (g) strikes, labor stoppages or slowdowns, or other industrial disturbances; and (h) other events beyond the control of and not the result of the fault (including negligence) of Borrower or its Affiliates. Despite the preceding definition of a Force Majeure Event, a Force Majeure Event excludes (i) economic hardship, changes in market conditions, or insufficiency of funds; (ii) changes in the cost or availability of underlying supplies, commodities, materials, labor or other inputs; (iii) facts, events or circumstances arising due to the COVID-19 pandemic and outbreaks, except (and subject to the other criteria in this definition of “Force Majeure Event”) to the extent any governmental order, law or action announced and promulgated after the Effective Date materially and adversely affects the performance of the Work.

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“GAAP”: Means generally accepted accounting principles in the United States of America as of the date of the applicable financial statement, consistently applied and maintained throughout the period indicated.

“Governmental Authority”: Means any court, board, agency, commission, office, department, bureau, instrumentality or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipality, city or otherwise) whether now or hereafter in existence, including, without limitation, in the United States: the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury, the Bureau of Industry and Security of the U.S. Department of Commerce (BIS), the Directorate of Defense Trade Controls of the U.S. Department of States (DDTC), the Nuclear Regulatory Commission (NRC), the U.S. Department of Energy (DOE), and in the Republic of South Africa, without limitation: the South African Reserve Bank, the South African Revenue Service, the Minister and Department of Mineral and Petroleum Resources, the Minister and Department of National Health, the National Nuclear Regulator, the NECSA, the National Radioactive Waste Disposal Institute, the South African Council for Non Proliferation of Weapons of Mass Destruction and the Minister and Department of Environment, Forestry and Fisheries.

“Governmental Requirements”: Means all Laws applicable to Borrower, Guarantor, Lender or the Project (including the construction or renovation of all or any part thereof), including Environmental Laws, building and zoning codes and ordinances, energy and pollution control Laws, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Project or any part thereof, including any which may (a) require repairs, modifications or alterations in or to the Project or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Guarantor” or collectively “Guarantors”: Means any or all of (a) QLE, (b) ASPI (unless and until there occurs a Qualified Listing Event), and (c) such other Person who enters into a Guaranty from time to time as approved by Lender (subject, in each case, to any termination of the Guaranty executed by any of them for the benefit of Lender in accordance with the terms thereof).

“Guarantor’s Organizational Documents”: Means, as to each Guarantor, its certificate/articles of incorporation or certificate of formation or similar “charter” document (as applicable) as filed with the Secretary of State (or other applicable Governmental Authority) of its jurisdiction of incorporation/formation (as applicable) and its bylaws or limited liability company operating agreement or similar governing agreement or document (as applicable), as certified to Lender on the Closing Date pursuant to Section 3.2(b)(ii), including any amendments or restatements thereof and supplements or modification thereto (specifically including without limitation any and all such amendments, restatements, supplements, or modifications thereto after the Effective Date not prohibited by the terms of this Agreement).

“Guaranty” or collectively “Guaranties”: Means the Guaranty dated as of the Closing Date made by each Guarantor party thereto for the benefit of Lender, and each other Guaranty entered into from time to time pursuant to the terms of this Agreement, each as may be amended, supplemented or modified from time to time.

“Hazardous Substance(s)”: Means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is defined or regulated under any Environmental Law, and includes (a) mold, asbestos, polychlorinated biphenyls, and petroleum (including petroleum products or derivatives, crude oil or any fraction thereof), and (b) any material classified or regulated as “hazardous waste” pursuant to RCRA (as hereinafter defined); and/or as any “Group I, Group II or Group III hazardous substance”, “grouped hazardous substance” or “Group IV hazardous substance” as defined in the South African Hazardous Substances Act No 15 of 1973, and/or any “radioactive material”, “radioactive nuclide”, “nuclear material”, “radioactive waste” or “nuclear waste” as defined in the Nuclear Energy Act No 46 of 1999 or the National Radioactive Waste Disposal Institute Act No 53 of 2008, and/or any as “hazardous waste” as defined in National Environmental Management: Waste Act No 59 of 2008, each as amended or replaced from time to time.

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“HALEU”: Means high assay low enriched uranium.

“IFRS”: Means the International Financial Reporting Standards, developed by the International Accounting Standards Board, and implemented in the Republic of South Africa.

“Indebtedness”: Means, in all cases without duplication, all items of indebtedness or liability of Borrower or Guarantor, at any time which in accordance with GAAP, or, as applicable, IFRS, would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of Borrower or Guarantor as of the date of determination, including: (a) indebtedness for borrowed money; (b) Capitalized Lease Obligations; (c) obligations under direct or indirect guaranties of indebtedness or obligations of others referred to in clause (a) or (b) above; (d) any indebtedness secured by any security interest on any property of such entity and (e) contingent liabilities.

“Indemnified Party” means Lender and any Person who is or will have been involved in the origination of the Loan, Lender and any Person who is or will have been involved in the servicing of the Loan, Lender and any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, Lender and any Person who may hold or acquire or will have held a full or partial interest in the Loan, as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, licensees, invitees, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including Lender and any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Project, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including any successors by merger, consolidation or acquisition of all or a substantial portion of any Lender’s assets and business).

“Indemnity”: Means the Indemnity Agreement dated as of the Closing Date executed by Borrower and the Guarantors in favor of Lender, as the same may be amended, supplemented or modified from time to time.

“Initial Disbursement Date”: Means the date of which all of the conditions precedent under Section 3.3 hereof are first satisfied and Lender has funded the initial Disbursement hereunder.

“Initial Purchase Order” means that certain Purchase Order No. TP-P22222822 issued by Lender as of April 4, 2024 to ASPI, as Supplier, and includes all terms and conditions, statements of work, supplements and other modifications thereto from time to time.

“Initial Purchase Order Payment Milestones”: Means the Payment Schedule attached hereto as Exhibit A containing the payment terms and associated milestones under the Initial Purchase Order, as the same may be amended, supplemented or otherwise modified from time to time.

“Laws”: Means, collectively, all international, foreign, federal, supra national, state and local statutes, treaties, rules, directive, guidelines, regulations, ordinances, codes, common or customary law and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, and as amended, replaced, re-enacted, restated or reinterpreted.

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“Lender”: Has the meaning given to such term in the introductory paragraph hereof.

“Liens”: Means any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise, but excluding liens for ad valorem taxes that are not delinquent), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the Project or any interest therein, or any direct or indirect interest in Borrower, or any of Borrower’s assets, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialman’s, construction and other similar liens and encumbrances.

“Loan”: Means, collectively, the loan of the proceeds of the Note by Lender to Borrower in Disbursements to be made pursuant to the terms of this Agreement.

“Loan Documents”: Means all documents now or hereafter entered into which evidence, secure and/or govern the Loan and/or any of the Obligations, including this Agreement, the Note, the Indemnity, the Guaranties, the Security Agreement, the Pledge Agreement, and any other documents, agreements or instruments entered into by Borrower and/or Guarantor with respect to the Loan (other than the Procurement Terms and Conditions, the Long-Term Supply Agreement and the Side Letter), and any amendments, supplements or modifications to any of the same from time to time.

“Loan Rate”: Means a fixed rate of interest equal to ten percent (10%) per annum.

“Long-Term Supply Agreement”: Means that certain HALEU Long-Term Supply Agreement, dated as of May 16, 2025, by and between Lender, on behalf of itself and US SFR Owners, LLC, and ASPI, and includes amendments, supplements and other modifications thereto from time to time.

“Losses”: Has the meaning given such term in Section 8.1.

“Material Adverse Change”: Means any occurrence of whatsoever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which Lender determines could reasonably be expected to: (i) materially adversely affect the then present financial condition or operations of Borrower or any Guarantor, (ii) materially adversely affect the then present value, financial condition or operation of the Project or the Project Company, (iii) materially adversely impair the ability of Borrower or Guarantor to perform its obligations as and when required under any of the Loan Documents or the Side Letter, or (iv) materially adversely affect the operation of the Project or the ability of any Borrower Party to perform its obligations as and when required under the Procurement Terms and Conditions or the Long-Term Supply Agreement.

“Maturity Date”: Means May 16, 2032.

“Milestone Requirement”: Means each of the Milestone Requirements set forth in the Disbursement Schedule.

“Monthly Principal Installments”: Means monthly installments of principal in the amount equal to the outstanding principal balance of the Loan as of the date immediately prior to the Amortization Commencement Date amortized in an equal amount over a five year period.

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“Natrium Demonstration Reactor” also named “Kemmerer Power Station Unit 1” means the sodium cooled fast neutron spectrum reactor being licensed and constructed in Kemmerer, Wyoming, United States of America, supported by a DOE Advanced Reactor Demonstration Program cost share award.

“NECSA” means the South African Nuclear Energy Corporation Limited, established under the South African Nuclear Energy Act 46 of 1999, as amended.

“Note”: Means the Promissory Note of even date herewith executed and delivered by Borrower to the order of Lender, as the same may be amended, restated, supplemented or replaced from time to time.

“Notice”: Has the meaning given to such term in Section 8.7.

“Obligations”: Means, collectively: (a) Borrower’s obligations for the payment of the Loan, including interest and other charges and all fees and (b) the payment and performance of each and every obligation of Borrower and Guarantor contained herein and in any other Loan Document.

“OID”: Has the meaning given to such term in Section 2.2(c).

“OFAC”: Means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Offset Payment”: Has the meaning set forth in Section 2.1(e).

“PATRIOT Act”: Means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended from time to time, and any successor statute and any regulations promulgated thereunder.

“Permitted Debt”: Means the Indebtedness of Borrower for borrowed money described on Schedule 6.6, and such other Indebtedness approved by Lender in writing.

“Permitted Encumbrances”: Means the Liens, charges and encumbrances on the Project approved by Lender in writing from time to time.

“Person(s)”: Means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Pledge Agreement” means that certain Pledge Agreement of even date herewith governed by the law of the State of Washington made by QLE in favor of Lender pledging all of QLE’s ownership interests in the equity of Borrower, including any amendments or restatements thereof and supplements or modification thereto.

“Procurement Lender Parties”: Means Lender and US SFR Owners, LLC.

“Procurement Terms and Conditions”: Means that certain Natrium Project Procurement Terms and Conditions – Enrichment Services, dated as of May 16, 2025, by and between Lender, on behalf of itself and US SFR Owners, LLC, and ASPI, and includes amendments, supplements and other modifications thereto from time to time.

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“Project”: Means the construction and operation by the Project Company of the initial uranium enrichment facility designed to produce HALEU using (under license) ASPI’s proprietary technology, and staff associated therewith, with an annual output of approximately 15 MTU of HALEU at 19.75%, to be owned by the Project Company and located at the NECSA’s Pelindaba site in the Republic of South Africa.

“Project Company”: Means K2025267858 (SOUTH AFRICA) (Pty) Ltd, a private company organized under the laws of the Republic of South Africa, formed as a Subsidiary of Borrower to be the owner and operator of the Project.

“Project Company’s Organizational Documents”: Means the Project Company’s Memorandum of Incorporation as filed with the Companies and Intellectual Property Commission of the Republic of South Africa, and its Shareholders Agreement, as certified to Lender on the Closing Date pursuant to Section 3.2(b)(iii), including any amendments or restatements thereof and supplements or modification thereto (specifically including without limitation any and all such amendments, restatements, supplements, or modifications thereto after the Effective Date not prohibited by the terms of this Agreement).

“Project Funding”: Means the minimum sum of $120 million to be contributed by or on behalf of ASPI, QLE or a third party lender to the Project Company as provided in this Agreement. Project Funding may only consist of capital contributed to the Project Company in the form of (a) cash and (b) the payment of development expenses incurred commencing as of the date of this Agreement with respect to the Project. All such amounts of capital must be evidenced to Lender as being contributed to the Project Company by ASPI, QLE or a third party lender prior to the Initial Disbursement Date and in all cases subject to Lender’s review and approval of the same.

“Project Inspector”: Means any third-party engineering or consulting firm hired by Lender to advise and assist Lender in connection with the Project.

“QLE”: Means Quantum Leap Energy LLC, a Delaware limited liability company.

“QLE Intellectual Property License Agreement” means, collectively and as applicable, that certain Licence Agreement, dated as of February 16, 2024, among ASP Isotopes UK Limited, as licensor, and QLE and Quantum Leap Energy Limited, as licensees, and all sublicenses of rights granted under such Licence Agreement.

“Qualified Listing Event”: Means any of the following transactions with respect to QLE, a corporate successor to QLE, or a holding company established with respect to QLE’s equity securities in connection with any of the following transactions (a “Public Issuer”): (a) a listing of common equity securities of QLE (or the common equity securities of the Public Issuer) through acquisition by or merger of such Public Issuer with a special purpose acquisition company listed on the Nasdaq Stock Market or the New York Stock Exchange, (b) the sale of common equity securities of QLE to the public in QLE’s initial firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act and in connection with such offering the common equity securities of QLE are listed for trading on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace approved by the board of directors of QLE, or (c) a direct listing of the common equity securities of QLE (or the common equity securities of the Public Issuer) on the Nasdaq Stock Market or the New York Stock Exchange, without a related underwritten offering of such common equity securities.

“RCRA”: Means the Solid Waste Disposal Act, as amended by the Resource Conservation Recovery Act and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. § 6901 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

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“Related Party”: Means any one or more of the following: (a) Guarantor, (b) an Affiliate of Borrower or Guarantor, (c) a director or officer of Borrower, Guarantor or an Affiliate of such Person, or (d) any of the shareholders, partners, members or other equity holders of Borrower, Guarantor, and any Affiliate thereof.

“Release”: Means, without limitation, (a) any intentional, unintentional, knowing or unknowing presence, spilling, leaking, pumping, pouring, emitting, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance at, on or into the indoor or outdoor environment or otherwise in, onto, from or about the air, water (including surface waters and groundwater), soils, subsoils or any other surface or media on-site or off-site, and (b) the abandonment or discarding of barrels, drums, containers, underground tanks, or any other receptacles ever containing any Hazardous Substances.

“Sanctions”: Means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

“Security Agreement”: Means and that certain Security Agreement of even date herewith governed by the law of the State of Washington made by Borrower in favor of Lender granting all assets of Borrower as collateral to Lender to secure payment and performance of the Obligations.

“Side Letter”: Means that certain letter agreement, of even date herewith, by and between ASPI, QLE and Lender, pursuant to which ASPI and/or QLE have granted certain rights to Lender, including (i) a right of specific indemnification for securities litigation matters, (ii) a right of inspection of the Project by a mutually acceptable third party engineering or consulting firm in order to discharge the responsibilities of the Project Inspector under this Agreement, (iii) a right to receive notice of certain written takeover proposals received by ASPI or QLE involving or affecting the assets related to the Project and related information rights with respect to such takeover proposals, (iv) investment rights with respect to certain future offers of equity or debt securities of ASPI and QLE with the principal purpose of raising capital or creating liquidity for owners (on the same terms and at the same price offered to other investors), (v) a right of prior consent to the establishment of future HALEU projects in the Republic of South Africa and certain notice and preferential supply rights related to HALEU produced from any such future RSA-based HALEU project, and (vi) a right to fund, invest in or otherwise participate in any future HALEU projects established outside of the Republic of South Africa and purchase HALEU produced therefrom (on substantially the same terms offered to any third parties involved in any such future ex-RSA HALEU project).

“Solvent”: Means, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person is greater than the total amount of debts and liabilities (including subordinated, contingent and un-liquidated liabilities) of such Person; (b) such Person is able to pay all debts and liabilities (including subordinated, contingent and un-liquidated liabilities) as such debts and liabilities become absolute and matured; and (c) such Person is able to pay all debts and liabilities (including subordinated, contingent and un-liquidated liabilities) as such debts and liabilities become due and payable within six (6) months of such due date.

“Subsidiary”: Means as to any Person, means any corporation, partnership, limited liability company, joint venture, trust, or estate of or in which more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation may have voting power upon the happening of a contingency), (b) the interest in the capital or profits of such partnership, limited liability company, or joint venture or, (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled through one or more intermediaries, or both, by such Person.

“Taxes”: Means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto.

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“Transaction Documents”: Means the Loan Documents, the Procurement Terms and Conditions, the Long-Term Supply Agreement and the Side Letter, and any amendments, supplements or modifications to any of the same from time to time.

“UETA”: Means the Uniform Electronic Transactions Act as in effect in the State of Washington as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

Section 1.2 Singular and Plural Terms. Any defined term used in the plural in any Loan Document refers to all members of the relevant class and any defined term used in the singular refers to any number of the members of the relevant class.

Section 1.3 Accounting Principles. Any accounting term used and not specifically defined in any Loan Document will be construed in conformity with, and all financial data required to be submitted under any Loan Document must be prepared in conformity with GAAP (including Financial Accounting Standards Board Accounting Standards Codification 840 (Leases)), IFRS or in accordance with such other principles or methods as are consistently applied and are reasonably acceptable to Lender.

Section 1.4 References and Other Terms. Any reference to any Transaction Document or other document includes such document both as originally executed and as it may from time to time be amended, restated, supplemented or modified. The term “document” is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms “including” and “include” mean “including (include) without limitation.” The terms “shall”, “will” and “must” have the same meaning. The terms “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refers to this Agreement as a whole and not to any particular provision of this Agreement.

Section 1.5 Exhibits Incorporated. All exhibits to this Agreement, as now existing and as the same may from time to time be modified, are incorporated herein by this reference.

Section 1.6 Inconsistency. In the event of any inconsistency between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement govern.

Section 1.7 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it will be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person will be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

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ARTICLE II

THE LOAN

Section 2.1 Commitment; Principal; Monthly Principal Installments.

(a) Subject to the terms and conditions hereof, on or before the Commitment Termination Date, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender, the proceeds of the Loan, in accordance with the Disbursement Schedule and the other terms hereof, for the purpose of com” Project Comp Project. In no event will Lender be obligated hereunder to lend to Borrower more than Borrower has qualified to receive under the terms of this Agreement. The Loan is not a revolving line of credit. Any principal amount repaid may not be reborrowed. Lender will not be obligated to make any Disbursement (i) with respect to a Milestone Requirement, if Borrower has failed to satisfy such Milestone Requirement by the corresponding achievement date set forth in the Disbursement Schedule, or (ii) if, after giving effect to such Disbursement, the sum of the initial principal amounts of Lender’s aggregate Disbursements hereunder through such date (inclusive of all applicable OID payable under Section 2.2(d) hereof with respect to such Disbursements) would exceed the Commitment. In connection with each Disbursement made by Lender to Borrower hereunder, Lender shall retain, for its own benefit, the applicable OID required to be paid with respect to such Disbursement in accordance with Section 2.2(d) hereof.

(b) Lender will enter in its records the amount of each Disbursement (inclusive of the applicable OID required to be paid with respect to such Disbursement in accordance with Section 2.2(d) hereof), the rate of interest borne on such Disbursements and the payments of the principal balance received by Lender, and such records will be conclusive evidence of the subject matter thereof, absent manifest error. All Disbursements made by Lender will be evidenced by the Note.

(c) Notwithstanding anything to the contrary provided for herein, Lender’s commitment to make Disbursements hereunder shall terminate, at the option of Lender and upon written notice of such termination given to Borrower: (i) upon the occurrence, after the Effective Date, of the adoption or taking effect of any law, rule, regulation or treaty, any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority that imposes or that has or would have the effect of substantially reducing or terminating Lender’s ability to complete Kemmerer Unit 1; (ii) if the NRC fails to issue the construction permit or operating license for Kemmerer Unit 1; (iii) if DOE discontinues ARDP funding for the Natrium Demonstration Reactor; (iv) Lender abandons the Natrium Demonstration Reactor project or (v) for Lender convenience; and the unpaid principal balance of the Loan shall be immediately due and payable, together with accrued and unpaid interest thereon (the occurrence of any of the foregoing events (any of the foregoing events, a “Lender Responsibility Termination”). Upon the election of Lender to exercise its option provided in this Section 2.1(c) following the occurrence of a Lender Responsibility Termination and notice of such election by Lender to Borrower, the provisions of Section 2.2(f) shall apply.

(d) Subject to Section 2.1(f) below, commencing on the Amortization Commencement Date and on the first day of each calendar month thereafter, Borrower will pay Lender, in addition to monthly installments of interest at the Loan Rate in accordance with Section 2.2 below, the Monthly Principal Installments. The entire principal balance of the Loan and accrue interest will mature and is due and payable on the Maturity Date.

(e) Borrower authorizes Lender, in Lender’s sole and absolutely discretion, to offset any amounts owed by Lender to QLE (or its successors and assigns) under the Procurement Terms and Conditions against, and apply such offset amounts to payment of, each Monthly Principal Installments and accrued interest due on the Loan or other Obligations owing by Borrower to Lender hereunder or pursuant to any of the other Loan Documents (each, an “Offset Payment”), provided that, in the absence of any Event of Default, Lender shall apply such offsets first, to any accrued interest then due or owing in respect of the Loan, and second, to the Monthly Principal Installments is direct order of maturity.

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(f) Notwithstanding anything to the contrary in Section 2.1(d), upon the election of Lender to exercise its option provided in Section 2.1(c) above following the occurrence of a Lender Responsibility Termination and notice of such election by Lender to Borrower, payment by Borrower of Monthly Principal Installments shall be deferred until the earlier to occur of (i) the Maturity Date and (ii) the Deferral Termination Date, at which time all outstanding principal and accrue interest shall be immediately due and payable.

Section 2.2 Interest; Default Rate.

(a) Borrower will pay to Lender interest on the outstanding principal balance of the Loan computed at the Loan Rate. Interest at the Loan Rate will accrue on each and every Disbursement from and after the date it is made by Lender in the manner specified herein. Prior to the Amortization Commencement Date, accrued interest will compound into the outstanding principal balance of the Loan on January 1 of each year, commencing January 1, 2026. Commencing on the Amortization Commencement Date, accrued interest will be due and payable on each date that the Monthly Principal Installments is due. All unpaid, accrued interest must be paid in full at the time all Disbursements are due and payable under this Agreement.

(b) Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

(c) If any Event of Default exists, then the aggregate amount of all outstanding Disbursements and, to the extent permitted by law, all accrued and unpaid interest in respect thereof, and any other amounts due pursuant to the Loan Documents, will at Lender’s option and without notice to Borrower, accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

(d) In connection with each Disbursement, Borrower agrees that the funded amount of such Disbursement shall be reduced by an original issue discount equal to the product of (i) ten percent (10%) and (ii) the amount of such Disbursement (the “OID”), which OID shall be retained by Lender, for its own benefit, provided, however, that for the avoidance of doubt, Borrower agrees that, notwithstanding such deduction from the funded amount of the each Disbursement, Borrower remains liable to pay (1) the full principal amount of such Disbursement (inclusive of such OID), without giving effect to such deduction, which shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date and (2) accrued interest shall be payable on the full outstanding principal amount of each Disbursement (inclusive of such OID), without giving effect to such deduction. The parties hereto agree to treat such OID as original issue discount under the Code and to account for the annual income and expense for such original issue discount consistently and as required by the Code.

(e) In the event that the interest and/or charges in the nature of interest, if any, provided for by this Agreement or by any other Loan Document, contravenes a legal or statutory limitation applicable to the Loan, if any, Borrower will pay only such amounts as would legally be permitted; provided, however, that if the defense of usury and all similar defenses are unavailable to Borrower, Borrower will pay all amounts provided for herein. If, for any reason, amounts in excess of the amounts permitted in the foregoing sentence have been paid, received, collected or applied hereunder, whether by reason of acceleration or otherwise, then, and in that event, any such excess amounts will be applied to principal, unless principal has been fully paid, in which event such excess amount will be refunded to Borrower.

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Section 2.3 Payments.

(a) All payments and prepayments of principal, interest, fees, expenses and other Obligations under the Loan Documents payable to Lender must be made, without deduction, setoff, or counterclaim, in immediately available funds in Dollars and not later than 2:00 p.m., Pacific time on the dates due, to Lender at the office specified by it from time to time, except as otherwise specifically provided in this Agreement. Funds received on any day after 2:00 p.m., Pacific time will be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Note is stated to be due on a day which is not a Business Day, such payment must be made on the next succeeding Business Day and such extension of time will be included in the computation of any interest or fees.

(b) So long as no Event of Default has occurred, all payments received by Lender (including Offset Payments) for application to the Obligations will be applied in the order below:

First, to any unpaid interest on the Loan then due under the Loan Documents;

Second, to the unpaid principal balance then due on the Loan under the Loan Documents;

Third, to any costs and expenses due under the Loan Documents, and any fees due to Lender;

Fourth, to prepay any unpaid principal balance of the Loan; and

Fifth, to any other Obligations then due.

(c) During the existence of an Event of Default, all amounts received by Lender will be applied in such amounts, order and priority as Lender determines in its discretion.

Section 2.4 Prepayment. The unpaid principal balance of the Loan and accrued interest thereon may be prepaid in full or in part, without premium or penalty. Any partial prepayment will be applied by Lender to the Loan, subject to Section 2.3. Lender is not obligated hereunder or under any of the other Loan Documents to re-advance to Borrower any sums prepaid by Borrower, whether prepaid voluntarily or involuntarily.

ARTICLE III

CONDITIONS TO CLOSING AND DISBURSEMENTS

Section 3.1 No Obligation to Close or Disburse. Lender is not required to close the Loan until all of the requirements and conditions set forth in Section 3.2 have been completed and fulfilled to the satisfaction of Lender in its discretion, at Borrower’s sole cost and expense. Lender is not required to make Disbursements until all of the requirements and conditions set forth in this Article III have been completed and fulfilled to the satisfaction of Lender in its discretion, at Borrower’s sole cost and expense.

Section 3.2 Conditions to Closing.

(a) On or before the Closing Date, Borrower must provide to Lender each of the following relating to Borrower and other Persons identified below, in form and substance acceptable to Lender:

(i) A copy of Borrower’s Organizational Documents, certified as true, correct and complete by an officer of Borrower authorized to do so, together with (i) a current certificate of good standing (or equivalent) from the Secretary of State (or equivalent) of the jurisdiction in which Borrower was organized and (ii) resolutions and/or consents of those parties necessary to authorize the transaction contemplated hereby.

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(ii) A copy of the Organizational Documents of each Guarantor, certified as true, correct and complete by an officer of such Guarantor authorized to do so, together with (i) a current certificate of good standing (or equivalent) from the Secretary of State (or equivalent) of the jurisdiction in which such Guarantor was organized and (ii) resolutions and/or consents of those parties necessary to authorize the transaction contemplated hereby.

(iii) A copy of the Organizational Documents of the Project Company, certified as true, correct and complete by an officer of the Project Company authorized to do so, together with a current letter of good standing (or equivalent) from the Compensation Fund of the Republic of South Africa.

(iv) The most current available financial statements of ASPI and QLE, signed and certified as true, correct and complete by an authorized officer thereof; provided that with respect to ASPI, delivery by ASPI to Lender of copies of ASPI’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the prior fiscal year shall satisfy the obligation to provide ASPI’s financial statements under this clause (iv).

(b) On or before the Closing Date, Borrower and Guarantor must execute and deliver (or cause to be executed and delivered) to Lender, the Loan Documents and such other documents as Lender may require, in form and substance acceptable to Lender and to its counsel, in their discretion, to evidence the Loan, in each case executed and delivered by each party thereto, including (i) this Agreement, (ii) the Note, (iii) the Indemnity, (iv) the Guaranties, (v) the Pledge Agreement, (vi) the Security Agreement and the (vii) the Side Letter.

(c) On the Closing Date, Lender must receive from outside counsel for Borrower and Guarantor one or more current written opinions, in form and substance acceptable to Lender, addressed to Lender, covering matters such as due formation, authorization, execution and delivery of the Loan Documents and enforceability of the Loan Documents.

(d) On or before the Closing Date, the Procurement Terms and Conditions and Long-Term Supply Agreement shall be in full force and effect.

(e) On or before the Closing Date, Lender must receive all other agreements, documents and/or exhibits which may be required, in Lender’s judgment, to assure compliance with the requirements of this Agreement and the other Loan Documents.

Section 3.3 Conditions Precedent to Initial Disbursement. Lender will make the initial Disbursement hereunder only after the following conditions precedent for such initial Disbursement have been satisfied as reasonably determined by Lender or waived by Lender:

(a) Borrower shall have satisfied all of the conditions to closing set forth in Section 3.2 hereof and all other conditions for a Disbursement set forth in Article IV, and none of the events that terminate Lender’s commitment to make Disbursements set forth in Section 2.1(c) shall have occurred or otherwise exist.

(b) Borrower shall have satisfied all of the conditions set forth in Section 3.4(b) through (i) with respect to the initial Disbursement.

(c) Borrower shall have delivered to Lender, in form and substance acceptable to Lender, all written approvals required for contributions made to the Project Company out of the Loan in the form of loans by the Borrower to the Project Company, by or on behalf of the Financial Surveillance Department of the South African Reserve Bank.

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(d) Borrower and the Project Company shall have obtain all necessary licenses and rights to use ASPI’s intellectual property for the proprietary technology necessary or desirable for the improvement and operation of the Project, including, without limitation, a sublicense to the QLE Intellectual Property License Agreement, in form and substance approved by Lender.

(e) The Access Agreement, certified by Borrower to be true, complete and correct, shall be in full force and effect and all conditions precedent contained therein have been satisfied.

(f) Each of the Initial Purchase Order Payment Milestones shall have been satisfied.

(g) Evidence reasonably satisfactory to Lender that the Project Funding has been contributed or committed to the Project Company or the Project.

Section 3.4 Conditions Precedent to All Disbursements. Lender will make each requested Disbursement only after the following conditions precedent are satisfied for each such Disbursement as reasonably determined by Lender:

(a) Borrower shall have satisfied all of the conditions to closing set forth in Sections 3.2 and 3.3 hereof, all other conditions for a Disbursement set forth in Article IV, and none of the events that terminate Lender’s commitment to make Disbursements set forth in Section 2.1(c) shall have occurred or otherwise exist.

(b) Borrower must deliver or cause to be delivered to Lender the following documents covering each Draw Request, in form and substance satisfactory to Lender:

(i) A fully executed Draw Request identifying the Milestone Requirement satisfied with respect to such Draw Request and attaching (A) each of the required deliverables associated with such Milestone Requirement in the Disbursement Schedule, (B) an itemized payee list including a summary and copies of all invoices included in the Draw Request, together with any supplemental items required by Lender and (C) evidence of proof of payment of all such invoices;

(ii) If applicable, a Project Inspector’s report confirming Borrower’s satisfaction of the applicable Milestone Requirement (or portion thereof);

(iii) Copies of vendor, supplier or similar contracts in excess of $10,000 to the extent not previously delivered to Lender;

(iv) If any material dispute arises between or among Borrower and any material supplier or any party to a material contract, a written summary of the nature of such dispute, and Borrower’s plan for resolution of such dispute;

(v) Copies of all licenses and permits required in connection with satisfaction of the applicable Milestone Requirement; and

(vi) Such other information as Lender may require to verify the substance of a Draw Request.

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(c) No Default or Event of Default has occurred and Lender has received a certificate to that effect signed by the Designated Representative, and no Default or Event of Default will result from the making of the Disbursement.

(d) No Material Adverse Change has occurred on the date of the Draw Request or on the date of the Disbursement.

(e) No litigation, arbitration or governmental investigation or proceeding is pending, or to Borrower’s, any Guarantor’s, or the Project Company’s knowledge, threatened in writing, against Borrower, any Guarantor, or the Project Company or affecting the operations of Borrower, any Guarantor, or the Project Company which, if adversely determined to Borrower, would constitute a Material Adverse Change.

(f) Neither the Project nor any part thereof has been materially damaged or destroyed, or condemned, or threatened in writing with condemnation, by any Governmental Authority with appropriate jurisdiction under any applicable Law, including without limitation any termination or restriction of the Project Company’s use of or access to the Project under the Access Agreement or otherwise by any Governmental Authority with appropriate jurisdiction under any applicable Law.

(g) No order or written notice has been made by, or received by, Borrower, any Guarantor, or the Project Company from any Governmental Authority stating that the Project and its operation is or will be in material violation of any Governmental Requirements.

(h) No lien or encumbrance has been filed on the Project for work or services performed in or on the Project or materials or equipment delivered thereto, has been recorded against the Project or delivered to the Project Company.

(i) Lender has determined, based upon its own inspections or the Project Inspector’s inspections or other evidence reasonably satisfactory to it that the Project is being completed in a good and workmanlike manner by appropriate means in accordance with the agreed plans and specifications and that all inspections and approvals required under applicable Law have been obtained as and when necessary.

Notwithstanding anything to the contrary provided for in the foregoing, Lender will not be obligated to make any Disbursement (i) with respect to a Milestone Requirement, if Borrower has failed to satisfy such Milestone Requirement by the corresponding achievement date set forth in the Disbursement Schedule, or (ii) if, after giving effect to such Disbursement, the sum of the initial principal amounts of Lender’s aggregate Disbursements hereunder through such date (inclusive of all applicable OID payable under Section 2.2(d) hereof with respect to such Disbursements) would exceed the Commitment.

ARTICLE IV

DISBURSEMENTS

Section 4.1 General. The Loan proceeds will be disbursed by Lender for the benefit of Borrower in accordance with the terms and conditions set forth in this Agreement. All monies disbursed by Lender with respect to the Project will constitute a loan made to Borrower under this Agreement and evidenced by the Note, and interest will be computed thereon, as prescribed by this Agreement and the Note, from the date Lender makes, or is deemed to have made, the Disbursement.

Section 4.2 No Waiver. No Disbursement will constitute a waiver of any condition precedent to the obligation of Lender to make any further Disbursement, or preclude Lender from thereafter declaring the failure of Borrower or Guarantor to satisfy any such condition precedent to be an Event of Default. All conditions precedent to the obligation of Lender to make any Disbursement are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or will be entitled to assume that Lender will make or refuse to make any Disbursement in the absence of strict compliance with such condition precedent. Lender may waive any requirement of this Agreement for any Disbursement.

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Section 4.3 Reserved.

Section 4.4 Draw Requests.

(a) To obtain a Disbursement, Borrower must deliver a Draw Request to Lender at Lender’s contact set forth in the Draw Request, together with materials required under Section 3.4, at least twenty (20) days prior to the date of the requested Disbursement. Lender is not obligated to process more than one Draw Request per calendar month.

(b) Upon receipt of a Draw Request, Lender will, at its election, cause the Project Inspector to inspect the applicable portion of the Project. If Lender reasonably determines that the Project is proceeding on schedule and otherwise in the manner required by this Agreement, and that all conditions to the requested Disbursement are fulfilled, Lender will make the Disbursement on the date requested by Borrower or as close to the requested date as is commercially reasonable (provided that the requested date is not less than twenty (20) days from delivery to Lender of the Draw Request and all required items under this Agreement).

(c) The Disbursement shall be made in Dollars to Borrower’s depository account held with a financial institution approved by Lender located in the United States. Any such Disbursements will be deemed advanced under the Note as of the date on which funds are advanced by Lender. The execution of this Agreement by Borrower hereby constitutes an irrevocable authorization to advance the proceeds of the Loan.

Section 4.5 Maximum Disbursements. Lender has no obligation to make any Disbursement, or consent to any request for any Disbursement, with respect to any Milestone Requirement in any greater aggregate amount than the aggregate amount budgeted for that Milestone Requirement in the Disbursement Schedule.

Section 4.6 Contractor Verification. Borrower, on behalf of itself and the Project Company, hereby grants, and shall cause the Project Company to grant, Lender and the Project Inspector the right to contact and obtain information from vendors and other contractors, including the right to obtain copies of all material supply contracts, and to verify and determine the status of performance and payment with respect to any material purchase order.

Section 4.7 Waiver of Disbursement Condition. Lender may in its discretion waive any condition to the funding of a Disbursement. Any waiver of any condition to the funding must be expressly made and signed by an authorized officer of Lender, and for any Disbursement made without such a signed waiver identifying the condition waived, such Disbursement will not be deemed to be a waiver of any unsatisfied condition to the funding. The approval of any Draw Requests by Lender will not constitute approval by Lender of any work, costs or expenses for which a Disbursement is made, or of any design, manufacturing, structural or other defect in any such work. The approval of any Disbursement prior to fulfillment of one or more conditions thereof will not be construed as a waiver of any condition, and Lender reserves the right to require fulfillment of any and all conditions prior to approving any subsequent Disbursement.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants and covenants to Lender that:

Section 5.1 Borrower’s, Guarantor’s and Project Company’s Formation and Powers.

(a) Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and qualified and authorized to do business in all jurisdictions in which the conduct of its business and affairs requires it to be so qualified, except to the extent the failure to be so qualified or authorized could not reasonably be expected to result in a Material Adverse. Borrower has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to own all of the equity interests in the Project Company, and to execute, deliver and perform its obligations under this Agreement, the other Transaction Documents; all limited liability company consents necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents have been duly adopted and are in full force and effect; and this Agreement and the other Transaction Documents have been duly executed and delivered by Borrower. Borrower uses no trade name other than its actual name.

(b) ASPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and qualified and authorized to do business in all jurisdictions in which the conduct of its business and affairs requires it to be so qualified, except to the extent the failure to be so qualified or authorized could not reasonably be expected to result in a Material Adverse. ASPI has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to own as of the date hereof all of the equity interest in QLE, and to execute, deliver and perform its obligations under the Guaranties, and any other Transaction Document to which it is a party; all corporate consents necessary to authorize the execution, delivery and performance of the Guaranties and the other Transaction Documents to which it is a party have been duly adopted and are in full force and effect; and the Guaranties and the other Transaction Documents to which it is a party have been duly executed and delivered by Guarantor.

(c) QLE is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and qualified and authorized to do business in all jurisdictions in which the conduct of its business and affairs requires it to be so qualified, except to the extent the failure to be so qualified or authorized could not reasonably be expected to result in a Material Adverse. QLE has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to own all of the equity interest in Borrower, and to execute, deliver and perform its obligations under the Guaranties and any other Transaction Document to which it is a party; all limited liability company consents necessary to authorize the execution, delivery and performance of the Guaranties and the other Transaction Documents to which it is a party have been duly adopted and are in full force and effect; and the Guaranties and the other Transaction Documents to which it is a party have been duly executed and delivered by Guarantor.

(d) The Project Company is a private company duly organized, validly existing and in good standing under the laws of the Republic of South Africa, and qualified and authorized to do business in all jurisdictions in which the conduct of its business and affairs requires it to be so qualified, except to the extent the failure to be so qualified or authorized could not reasonably be expected to result in a Material Adverse Change. The Project Company has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business and to construct, renovate, equip, own and operate the Project. The Project Company uses no trade name other than its actual name, or such other name reasonably acceptable to Lender.

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Section 5.2 Authority.

(a) The execution, delivery and performance by Borrower of this Agreement and other Loan Documents to which Borrower is a party have been duly authorized by all necessary action of the sole member of Borrower, and do not and will not (i) require any additional consent or approval of the members of Borrower, (ii) violate any provision of Borrower’s Organizational Documents, (iii) violate any provision of any Laws (including Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower, (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected, or (v) result in or require the creation or imposition of any Security Interest in any of its properties pursuant to the provisions of any agreement or other document binding upon or applicable to Borrower or any of its properties, except pursuant to the Loan Documents.

(b) The execution, delivery and performance by any Guarantor of its respective Guaranty and the other Transaction Documents to which such Guarantor is a party have been duly authorized by all necessary action of the board of directors (in the case of ASPI) and board of managers (in the case of QLE), and do not and will not (i) require any additional consent or approval of the shareholders (in the case of ASPI) or member (in the case of QLE) of such Guarantor, (ii) violate any provision of such Guarantor’s Organizational Documents, (iii) violate any provision of any Laws (including Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Guarantor, except to the extent such violation could not reasonably be expected to result in a Material Adverse Change, (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Guarantor is a party or by which it or its properties may be bound or affected, except to the extent such breach could not reasonably be expected to result in a Material Adverse Change, or (v) result in or require the creation or imposition of any Security Interest in any of its properties pursuant to the provisions of any agreement or other document binding upon or applicable to Guarantor or any of its properties, except pursuant to the Loan Documents.

Section 5.3 No Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Borrower or Guarantor of this Agreement, the Note, or any other Transaction Documents to which Borrower or Guarantor is a party, except as described on Schedule 5.3.1

Section 5.4 Legal and Valid Obligations. The Transaction Documents to which Borrower or Guarantor are a party constitute the legal, valid and binding obligations of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with their respective terms, subject to bankruptcy and insolvency laws and other laws generally affecting the enforceability of creditor’s rights generally and subject to limitations on the availability of equitable remedies.

Section 5.5 Litigation. There are no actions, arbitrations, suits or proceedings (whether or not purportedly on behalf of Borrower or Guarantor or the Project Company) pending or, to the knowledge of Borrower, threatened in writing against Borrower, any Guarantor, or the Project Company, or affecting any of the Project or their respective other assets (if any), at law or in equity or before any Governmental Authority, domestic or foreign, which contests the validity or enforceability of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or as a result of which Borrower and/or such Guarantor and/or the Project Company may become subject to any judgment or liability which if determined adversely to Borrower and/or such Guarantor and/or the Project Company, would constitute a Material Adverse Change. Neither Borrower nor any Guarantor nor the Project Company is in default with respect to any final judgment, writ, injunction, decree, rule or regulations of any Governmental Authority, domestic or foreign, except to the extent such default could not reasonably be expected to result in a Material Adverse Change.

1 PC NTD: BR to schedule South African approvals needed in specificity for those that are known today, and include general statement as needed to cover those that will be determined at a future time.

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Section 5.6 Title. Prior to any Disbursement, the Project Company will have access rights to the land on which the Project exists (the “Land”), and good title to the rest of the Project, subject to no lien, charge, mortgage, deed of trust, restriction or encumbrance, except Permitted Encumbrances.

Section 5.7 Defects and Hazards. Borrower, following due inquiry with the Project Company, does not know of any defects, facts or conditions affecting the Project that would make it unsuitable for the use contemplated hereunder or of any abnormal hazards affecting the Project, which, in any such case under this Section 5.7 could reasonably be expected to result in a Material Adverse.

Section 5.8 Payment of Taxes. There have been filed all federal and material state and local tax returns with respect to Borrower, each Guarantor, or the Project Company and their respective direct and indirect business operations which are required to be filed. Borrower, each Guarantor, and the Project Company have paid or caused to be paid to the respective taxing authorities all taxes as shown on such returns or on any assessments received by it to the extent that such taxes have become due. Borrower knows of no proposed material tax assessment against Borrower, any Guarantor, or the Project Company, and none of Borrower, any Guarantor, or the Project Company is obligated by any other agreement, tax treaty, instrument or otherwise to contribute to the payment of taxes owed by any other person or entity. All material tax liabilities are adequately provided for or reserved against on the books of Borrower, each Guarantor, and the Project Company, as appropriate.

Section 5.9 Agreements.

(a) Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority. Each of Borrower’s Organizational Documents is in full force and effect and is free from any material default on the part of Borrower. Borrower is not in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Borrower is a party.

(b) No Guarantor is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, except to the extent such default could not reasonably be expected to result in a Material Adverse Change. Each of the Organizational Documents of each Guarantor is in full force and effect and is free from any material default on the part of Guarantor. No Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Guarantor is a party, except to the extent such default could not reasonably be expected to result in a Material Adverse Change.

(c) The Project Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, except to the extent such default could not reasonably be expected to result in a Material Adverse Change. Each of the Project Company’s Organizational Documents is in full force and effect and is free from any material default on the part of Borrower. The Project Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which The Project Company is a party, except to the extent such default could not reasonably be expected to result in a Material Adverse Change.

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(d) The QLE Intellectual Property License Agreement, and upon the consummation thereof the Sublicence Agreement among QLE, as sublicensor, and Borrower and Project Company, as sublicensees, constitute the legal, valid and binding obligations of the parties thereto, enforceable against the licensor in accordance with their respective terms.

Section 5.10 No Defaults under Loan Documents or Other Agreements. No Default or Event of Default has occurred, and no default or event of default exists under any other document to which Borrower, any Guarantor, or the Project Company is a party which relates to the ownership, occupancy, use, development or management of the Project. Borrower is not in default in the payment of the principal or interest on any of its Indebtedness.

Section 5.11 Federal Reserve Regulations. No portion of the Loan hereunder will be used to purchase or carry any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of said Regulation U. No portion of the Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of said Board of Governors.

Section 5.12 Investment Company Act. Borrower is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

Section 5.13 Accuracy of Information. All financial statements and other financial information heretofore or herewith delivered by or on behalf of Borrower, any Guarantor, or the Project Company to Lender in writing for purposes of or in connection with this Agreement or any transaction contemplated hereby (other than financial projections) are true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of such date. All financial projections, if any, that have been prepared and delivered by or on behalf of Borrower, any Guarantor, or the Project Company to Lender have been be prepared in good faith based upon assumptions that are believed by the Borrower, Guarantor or the Project Company, as the case may be, to be reasonable at the time made and at the time the related financial projections are made available to Lender (it being understood that such projections are as to future events and are not to be viewed as facts, that actual results during the period or periods covered by any such projections may differ significantly from the projected results and that no assurance can be given that the projected results will be realized). To the best of Borrower’s knowledge, there has been no change in any condition, fact, circumstance or event that would make the financial statements or other documents (other than financial projections) submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect or that otherwise result in a Material Adverse Change.

Section 5.14 Unregistered Securities. Borrower has not: (a) issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law; or (b) violated any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in either case where the effect of such violation would constitute a Material Adverse Change as to Borrower.

Section 5.15 Consents. To the extent that any franchises, licenses, permits, certificates, authorizations, approvals or consents from any Governmental Authority, domestic or foreign, are material to the present conduct of the business and operations of Borrower, any Guarantor, or the Project Company or are required for the acquisition, ownership, operation or maintenance by Borrower, any Guarantor, or the Project Company of properties it now owns, operates or maintains or the present conduct of its businesses and operations, such franchises, licenses, permits, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor, except to the extent any failure with respect to any of the foregoing could not reasonably be expected to result in a Material Adverse Change.

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Section 5.16 Environmental Laws. None of Borrower, any Guarantor, or the Project Company: (a) has received any written notice regarding any Environmental Liability relating to the Land, the equipment or the improvements related to the Project arising in connection with (i) any non-compliance with or violation of the requirements of any Environmental Law, or (ii) the Release or threatened Release of any Hazardous Substance, or other substance into the environment; (b) has no knowledge of any threatened or actual liability in connection with the Release or threatened Release of any Hazardous Substance, or other substance into the environment relating to the Land, the Equipment or the improvements related to the Project; or (c) has not received any written notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Substances into the environment relating to the Land, the equipment or the improvements related to the Project, except to the extent any of the foregoing could not reasonably be expected to result in a Material Adverse Change . None of Borrower, any Guarantor, or the Project Company has received any written notice of any violation of any Environmental Laws relating to the Project.

Section 5.17 Anti-Corruption Laws; Sanctions. Borrower, each Guarantor, the Project Company and their respective Subsidiaries and their respective director and, officers and, to the knowledge of Borrower, after due inquiry with each Guarantor and the Project Company, their respective employee’s and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Borrower, each Guarantor, and the Project Company have each implemented and maintain in effect for themselves and their respective Subsidiaries policies and procedures intended to ensure compliance by Borrower, Guarantor, their respective Subsidiaries, and their respective officers, employees, directors, and agents with Anti-Corruption Laws and applicable Sanctions. None of Borrower, any Guarantor, the Project Company, any of their respective Subsidiaries or, to the knowledge of Borrower and Guarantor, any directors, officer, employee, agent, or affiliates of Borrower, any Guarantor, or the Project Company or any of their respective Subsidiaries is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (i) the target of any Sanctions or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

Section 5.18 Subsidiaries. Borrower has no Subsidiaries except for Project Company.

Section 5.19 Solvency. Borrower and each Guarantor each are and will remain Solvent after giving effect to all borrowings and guaranties contemplated in the Loan Documents.

Section 5.20 Use of Loan Proceeds. The proceeds of the Loan may be used only to pay for or reimburse Borrower or the Project Company for soft and hard costs related to the Project as set forth in the Disbursement Schedule.

THE WARRANTIES AND REPRESENTATIONS IN THIS ARTICLE V AND ANY ADDITIONAL WARRANTIES AND REPRESENTATIONS CONTAINED HEREIN AND IN THE GUARANTY, WILL BE DEEMED TO HAVE BEEN RENEWED AND RESTATED BY BORROWER AND GUARANTOR AT THE TIME OF EACH REQUEST BY BORROWER FOR A DISBURSEMENT OF LOAN PROCEEDS AND OF EACH DISBURSEMENT OF THE LOAN PROCEEDS.

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ARTICLE VI

COVENANTS OF BORROWER

While this Agreement is in effect, and until Lender has been paid in full the principal of and interest on all Disbursements, and all other sums, made by Lender hereunder and under the other Loan Documents, Borrower agrees to comply with, observe and keep the following covenants and agreements:

Section 6.1 Completion; Achievement of Milestones.

(a) Borrower must, and/or must cause the Project Company to, expeditiously complete the Project and satisfy the Milestone Requirements in a good and workmanlike manner and in compliance in all material respects with all applicable Governmental Requirements, and any covenants, conditions, restrictions and reservations applicable thereto, so that Completion occurs on or before the Completion Date. Prior to the Completion Date, Borrower must, and/or must cause the Project Company to, deliver to Lender all items reasonably required to evidence Completion. Lender will reasonably determine if Completion has occurred.

(b) It is expressly understood and agreed that Lender does not assume any liability or responsibility for the sufficiency of the Loan proceeds to complete the Project, for protection of the Project, the compliance of the Project with Governmental Requirements, for the satisfactory completion of the Project, for any representations made by Borrower, any Guarantor, or the Project Company, or for any acts on the part of Borrower, any Guarantor, or the Project Company, or their respective contractors, to be performed in connection with the completion of the Project. Borrower expressly assumes, as between Borrower, each Guarantor, and the Project Company, on the one hand, and Lender, on the other, full responsibility for the compliance of the Project with (i) all Governmental Requirements, (ii) all covenants, conditions, restrictions and reservations affecting the Project, and (iii) sound building and engineering practices, and, notwithstanding any approvals by Lender, Lender has no obligation or responsibility whatsoever for the development or any other matter incident to the Project or the construction thereof.

Section 6.2 Exclusivity. None of Borrower, any Guarantor, or the Project Company may become a party to any contract for the sale or supply of HALEU by any Borrower Party or its Affiliate from the Project to any Person, except for any such sale or supply of HALEU to Lender or its Affiliates. None of Borrower, any Guarantor, or the Project Company may terminate, or modify in any material respect, the Access Agreement without Lender’s prior written consent, which may not be unreasonably withheld, conditioned, or delayed.

Section 6.3 Using Loan Proceeds.

(a) Subject to the terms and conditions of Article IV, Borrower must use the Loan proceeds solely to pay, or to reimburse Borrower and/or the Project Company for paying, or to make capital contributions to the Project Company for the purpose of funding the payment by the Project Company of, costs and expenses shown on the Disbursement Schedule incurred by Borrower and/or the Project Company in connection with completing the Project.

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(b) Borrower will not request any Disbursement, and will not use or allow the Project Company to use, and Borrower will ensure that none of its or the Project Company’s directors, officers, employees and agents do use, the proceeds of any Disbursement in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. Borrower will not, and will not permit the Project Company to, directly or indirectly, use the proceeds of the Disbursements, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Disbursements, whether as underwriter, advisor, investor, or otherwise).

Section 6.4 Keeping of Records. Borrower must, and must cause the Project Company to, set up and maintain accurate and complete books, accounts and records pertaining to the Project in a manner reasonably acceptable to Lender. Borrower will, and will cause the Project Company to, permit representatives of Lender and Project Inspector to have free access to and to inspect, audit and copy such books, records and contracts of Borrower and the Project Company and to inspect the Project and to discuss Borrower’s and the Project Company’s affairs, finances and accounts with any of its principal officers, all at such times and as often as may reasonably be requested. Any such inspection by Lender and/or the Project Inspector is for the sole benefit and protection of Lender, and Lender has no obligation to disclose the results thereof to Borrower, the Project Company or to any third party.

Section 6.5 Maintaining Insurance Coverage; Waiver of Subrogation. Borrower must, and/or must cause the Project Company to, maintain, or cause to be maintained, in full force and effect (and must deliver to Lender copies of), insurance coverages for property damage, general liability and such other matters and in coverage amounts approved by Lender in respect of Borrower, Project Company and the Project, and, upon Lender’s request therefore, cause to be delivered to Lender such certificates and endorsements adding Lender as loss payee, additional insured or otherwise. All insurance must provide at least 30 days prior written notice of cancellation to Lender as certificate holder (10 days in the case of nonpayment).

Section 6.6 No Other Debt. Borrower will not, and will not permit the Project Company to, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (a) the Loan, (b) unsecured trade payables incurred in the ordinary course of business of completing and operating the Project, including in repspect of costs and expenses shown on the Disbursement Schedule, which (i) are not evidenced by a note, and (ii) are outstanding not more than 90 days past the date incurred, and (c) Permitted Debt, provided that such Permitted Debt shall comply with Section 6.7 at the time that any Lien securing such Permitted Debt is created, and there shall be no guaranties by Borrower, the Project Company, or any Affiliate of Borrower or the Project Company in respect thereof unless Borrower’s obligations under the Loan is also guaranteed equally and ratably pursuant to an agreement reasonably satisfactory to Lender.

Section 6.7 Transfers; Liens. Borrower will not, and will not permit the Project Company to, voluntarily, involuntarily or by operation of law agree to, cause, suffer or permit, without, in each instance, the prior written consent of Lender: (a) any sale, transfer, lease, pledge or conveyance of any interest of Borrower or the Project Company, legal or equitable, or in any portion of the Project, unless otherwise permitted by this Agreement; or (ii) any mortgage, pledge, encumbrance or Liens to be outstanding against any property of Borrower or the Project Company, or any security interest to exist therein, except (A) in favor of Lender and (B) Permitted Encumbrances. Consent by Lender to one transfer will not be deemed to be a waiver of the right to require consent to future or successive transfers.

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Section 6.8 Investments. Borrower will not, and will not permit the Project Company to, (a) purchase or otherwise acquire any Person or any Indebtedness, equity interests or other securities, or of a beneficial interest in any Indebtedness, equity interests or other securities, issued by any other Person, (b) purchase all or substantially all of the assets of a business conducted by another Person, or (c) make any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution to any other Person.

Section 6.9 Complying with the Loan Documents and Other Documents. Borrower must, and must cause the Project Company to, comply with and perform all of its obligations under the Loan Documents, and under all other contracts and agreements to which Borrower is a party relating to the ownership, occupancy, use, development, construction, renovation or management of the Project, and must comply with all requests by Lender which are consistent with the terms thereof.

Section 6.10 Access and Inspections.

(a) Borrower agrees, on behalf of itself and the Project Company, that Lender, the Project Inspector, and other consultants as Lender may require and their representatives will have (and that the Borrower will cause the Project Company to ensure that the foregoing Persons will have) legal access to the Project at all reasonable times and will have the right to enter the Project and to conduct such inspections thereof as they deem necessary or desirable for the protection of Lender’s interests.

(b) Borrower agrees, on behalf of itself and the Project Company, agrees that Lender may retain the Project Inspector to make periodic inspections of the Project and to review all Draw Requests. Borrower agrees, on behalf of itself and the Project Company, also agrees that Lender may request the Project Inspector, before any Disbursement of Loan proceeds is made, to inspect all work and materials for which payment is requested and all other work upon the Project and satisfaction of Milestone Requirements, review the current Draw Request, approve such work and Draw Request and/or submit to Lender a progress inspections report. Furthermore, Borrower agrees, on behalf of itself and the Project Company, that Lender may also retain such other consultants as Lender deems reasonably necessary or convenient to perform such services as may, from time to time, be reasonably required by Lender in connection with the Loan, this Agreement, the other Loan Documents or the Project.

(c) Borrower agrees, on behalf of itself and the Project Company, that neither it nor any third party will have the right to use or rely upon the reports of the Project Inspector or any other reports generated by Lender or any consultant for any purpose whatsoever, whether made prior to or after commencement of the Project. Borrower agrees, on behalf of itself and the Project Company, that each of the Project Company and the Borrower is responsible for making its own inspections of the Project and must determine to its own satisfaction that the work done and materials supplied are in accordance with applicable contracts with its contractors.

Section 6.11 Maintain Existence; Service of Process. Borrower will preserve and maintain, and cause each Guarantor and the Project Company to preserve and maintain, its existence, rights and privileges in the jurisdiction of its organization and qualify and remain qualified in each jurisdiction in which such qualification is necessary in view of its business and operations, except to the extent any such failure to qualify in any such jurisdiction (other than its jurisdiction of organization) could not reasonably be expected to have a Material Adverse Change). Neither Borrower nor the Project Company may (a) amend, restate or otherwise modify Borrower’s Organizational Documents or the Project Company’s Organizational Documents, as applicable, or (b) convert or otherwise change its organizational structure, in each case without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed. Borrower will not permit any Guarantor to (a) amend, restate or otherwise modify such Guarantor’s Organizational Documents, as applicable, or (b) convert or otherwise change its organizational structure, in each case, in any manner which could be reasonably expected to have a Material Adverse Change without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed. Borrower will not, and will not permit the Project Company to, engage to any material extent in any business other than (x) in the case of the Borrower, ownership of the equity interests of the Project Company and license rights to the QLE Intellectual Property License Agreement and (y) in the case of the Project Company, completion and operation of the Project and the production and sale of HALEU, and, in each of the foregoing cases, activities reasonably related thereto.

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Section 6.12 Merger and Consolidation. Borrower will not, and will not permit the Project Company to, merge or consolidate into any Person or permit any other Person to merge into Borrower or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person.

Section 6.13 Notice. Borrower must give prompt written notice to Lender of: (a) any action or proceeding instituted by or against Borrower, any Guarantor, the Project Company or any property of Borrower, any Guarantor, or the Project Company, before any Governmental Authority, or any such action or proceedings threatened in writing against Borrower, any Guarantor, or the Project Company, or any property of Borrower or Guarantor, or the Project Company, which, in any of the foregoing cases, could reasonably be expected, if such action or proceeding was determined adversely to Borrower, any Guarantor, or the Project Company, to result in a Material Adverse Change, or (b) any Default or Event of Default, within five Business Days after the occurrence of any such Default or Event of Default, describing the same and stating the date of commencement thereof, what action Borrower proposes to take with respect thereto, and the estimated date, if known, on which such action will be taken.

Section 6.14 Distributions. Borrower may not make any Distribution to any Person at any time during the term of the Loan, including, without limitation, any Distribution of (i) contributed capital, (ii) internally generated capital, and/or (iii) any other proceeds or amounts received on account of any financing of the Project or any portion thereof, whether or not such a Distribution is permitted under the terms of Borrower’s Organizational Documents, including repayment of any loans made by a partner or member in Borrower to Borrower, return of capital contributions, distributions upon termination, liquidation or dissolution of Borrower or any development, property management, accounting or other fees payable to a partner or member in Borrower.

Section 6.15 Permits, Approvals and Licenses. Borrower must, and must cause the Project Company to, promptly obtain and comply with all necessary licenses, permits and approvals and must satisfy within any applicable time periods required by or specified in any Governmental Requirements, the requirements of all governmental entities necessary to complete and operate the Project, except to the extent the failure to obtain and/or comply with any of the foregoing could not reasonably be expected to have a Material Adverse Change, and must promptly deliver the same to Lender upon its written request.

Section 6.16 Compliance with Governmental Requirements; Anti-Money Laundering Laws.

(a) Borrower will, and will cause the Project Company and each Guarantor to, promptly and faithfully comply with, conform to and obey all present and future Governmental Requirements, including all Environmental Laws except to the extent any such failure could not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing sentence, (a) Borrower will, and will cause the Project Company and each Guarantor to, and will cause its and their respective Subsidiaries to, comply in all material respects Anti-Corruption Laws and applicable Sanction to which any such Person may be subject. Borrower must deliver to Lender any certification or other evidence requested from time to time by Lender in its discretion, confirming compliance with this Section 6.16(a). Borrower will, and will cause the Project Company and each Guarantor to, maintain in effect and enforce policies and procedures designed to ensure compliance by Borrower, each Guarantor, the Project Company, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Borrower will not, and will not permit the Project Company or any Guarantor to, use or allow any tenants or subtenants to use the Project for any business activity that violates any federal or state law in any material respect or that supports a business that violates any federal or state law in any material respect.

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(b) Borrower will, and will cause the Project Company and each Guarantor to, and will cause its and their respective Subsidiaries and Affiliates to, provide such information and take such actions as are reasonably requested by Lender in order to assist Lender in maintaining compliance with any anti-money laundering Laws.

Section 6.17 Related Party Transactions. Borrower will not, and will not permit the Project Company to, enter into, or be a party to, any contract or other transaction with a Related Party, other than (i) the Procurement Terms and Conditions, (ii) the Long-Term Supply Agreement, (iii) and the agreements set forth in Schedule 6.17, and (iv) contracts entered into in the ordinary course of business of the Borrower and/or the Project Company and of such Related Party on arm’s length terms no more favorable to such Related Party than such Related Party could reasonably expect to obtain from an unrelated third party, without the prior written consent of Lender.

Section 6.18 Single and Special Purpose Entity Provisions. Borrower’s sole business purpose must be to own the equity interests in the Project Company and the sole business purpose of the Project Company must be to own and operate the Project. Each of Borrower and the Project Company (a) must conduct business only in its own name, (b) must not engage in any business or own any assets unrelated to the Land and the Improvements, (c) must not have any Indebtedness other than as permitted by this Agreement, (d) must have its own separate books, records, and accounts (with no commingling of assets), (e) must hold itself out as being an entity separate and apart from any other Person, (f) must observe organizational formalities independent of any other entity, and (g) must not change its name, identity, or organizational structure, unless it has obtained the prior written consent (not to be unreasonably withheld, conditioned, or delayed) of Lender to such change, and has taken all actions necessary or requested by Lender to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents.

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Section 6.19 Reserved.

Section 6.20 Reporting Requirements.

(a) Borrower must deliver and, as appropriate, cause Guarantor to deliver to Lender the following:

REPORTING PARTY	REQUIRED STATEMENT	TO BE RECEIVED BY
1. Borrower

Company prepared consolidated financial statements of Borrower for each quarter, all in reasonable detail and certified by Borrower to be true and correct: balance sheet, statement of operations, statement of cash flows and owner’s equity

60 days after the close of each fiscal quarter (or, if earlier, by the date that the Quarterly Report on Form 10-Q of ASPI for such fiscal quarter would be required to be filed under SEC regulations)
2. Borrower

Company prepared consolidated financial statements of Borrower for each year, all in reasonable detail and certified by Borrower to be true and correct: balance sheet, statement of operations, statement of cash flows and owner’s equity

120 days after the close of each fiscal year (or, if earlier, by the date that the Annual Report on Form 10-K of ASPI for such fiscal year would be required to be filed under SEC regulations)
3. Guarantor

Company prepared consolidated financial statements of Guarantor for each quarter, all in reasonable detail and certified by Guarantor to be true and correct: balance sheet, statement of operations and statement of cash flows.

60 days after the close of each fiscal quarter (or, if earlier, by the date that the Quarterly Report on Form 10-Q of ASPI for such fiscal quarter would be required to be filed under SEC regulations)
4. Guarantor

Audited by independent certified public accountants approved by Lender, consolidated financial statements of Guarantor for each year: balance sheet, statement of operations and statement of cash flows. Guarantor shall provide Lender with a copy of its independent certified public accountants’ management letter or other similar report or correspondence to Guarantor.

120 days after the close of each fiscal year (or, if earlier, by the date that the Annual Report on Form 10-K of ASPI for such fiscal year would be required to be filed under SEC regulations)
5. Borrower

If, at any time from the Closing Date until the Initial Disbursement date, Borrower becomes aware that any of the representations and warranties in Section 5.13 with respect to financial projections delivered to Lender would be incorrect in any material respect if the financial projections were being furnished, and such representations and warranties were being made, at such time, then Borrower shall promptly supplement the financial projections so that the representations and warranties contained in Section 5.13 remain true and correct in all material respects under those circumstances.

Promptly
6. Borrower	With reasonable promptness, such other information regarding the business, operations and financial condition of Borrower and Guarantor as Lender may from time to time reasonably request.	With reasonable promptness

Section 6.21 Maintenance of Proprietary Intellectual Property. Borrower shall, at all times, maintain and preserve Borrower’s right, title and interest in or relating to all proprietary technology and such other intellectual property necessary to operate the Project, including all such rights granted pursuant to the QLE Intellectual Property License Agreement, and shall do all such things necessary to maintain such interest, including, without limitation, making any and all filings, recordations or renewals thereof.

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Section 6.22 Local Law Covenants. Borrower has not and will not (and warrants that Project Company has not and will not) breach, violate or contravene any Laws of the Republic of South Africa including without limitation the Income Tax Act No 58 of 1962; the Prevention and Combating of Corrupt Activities Act No 12 of 2004; the Financial Intelligence Centre Act No 38 of 2001; the Prevention of Organised Crime Act No 121 of 1998; the Currency and Exchanges Act No 9 of 1933; the Competition Act No. 89 of 1998; the National Environmental Management Act No 107 of 1998; the National Environmental Management: Air Quality Act No 39 of 2004; the National Environmental Management: Biodiversity Act No 10 of 2004; the National Environmental Management: Waste Act No 59 of 2008; the National Water Act No 36 of 1998; the Environment Conservation Act No 73 of 1989; the Hazardous Substances Act No 15 of 1973; the Occupational Health and Safety Act No 85 of 1993; the National Heritage Resources Act No 25 of 1999; the National Building Regulations and Building Standards Act No 103 of 1977; Nuclear Energy Act No 46 of 1999; the National Radioactive Waste Disposal Institute Act No 53 of 2008; the National Nuclear Regulator Act No 47 of 1999; the Non-Proliferation of Weapons of Mass Destruction Act No 87 of 1993 (each as amended or substituted from time to time) and all regulations issued under these Acts.

ARTICLE VII

DEFAULTS

Section 7.1 Events of Default. Any of the following events constitutes an Event of Default under this Agreement (each an “Event of Default”):

(a) Borrower defaults in any payment of principal or interest due according to the terms of this Agreement or of the Note;

(b) Borrower defaults in the payment of fees or other amounts payable to Lender hereunder or under any other document other than as set forth in Section 8.1(a), and such default continues unremedied for a period of 10 days after notice from Lender to Borrower thereof, provided, however, there is not any right to notice or cure under any Guaranty;

(c) A default occurs in the performance of Borrower’s obligations in any of Sections 6.1(a) (regarding Milestone Requirements), 6.3 (Use of Proceeds), 6.6 (No other Debt), 6.7 (Transfers; Liens), 6.10 (Access and Inspections), 6.11 (Maintain Existence), 6.12 (Merger and Consolidation), 6.15 (Distributions), 6.16 (Compliance with Laws), or 6.21 (Maintenance of Proprietary Intellectual Property).

(d) Borrower defaults in the performance or observance of any agreement, covenant or condition required to be performed or observed by Borrower under the terms of this Agreement or any other Loan Document, other than a default described elsewhere in this Section 8.1, and such default continues unremedied for a period of 30 days after notice from Lender to Borrower thereof provided that, if a cure cannot reasonably be effected within such 30-day period and so long as Borrower commences a cure within 10 days after receipt of such notice and thereafter diligently and expeditiously proceeds to cure such Default to completion, then such 30-day period will be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, such extension not to exceed 60 days;

(e) Any representation or warranty made by Borrower in this Agreement or by Borrower or an Affiliate, or a Guarantor, if made in connection with the Loan, in any of the other Loan Documents, or in any certificate or document delivered under the terms of this Agreement or in connection with the Loan, is untrue, incomplete or misleading in any material respect when made or deemed made or restated hereunder;

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(f) Borrower, Guarantor and/or any other obligor to Lender under any Loan Document is in default under any term, covenant or condition of the Note or of any of the other Loan Documents to which Borrower, Guarantor and/or such obligor, as applicable, is a party, other than a default described elsewhere in this Section 8.1, after the expiration of any notice or grace period, if any, provided therein;

(g) Work on the Project once commenced is substantially abandoned, or, by reason of Borrower’s fault, be delayed or discontinued for a period of 10 consecutive days, or Completion is delayed for any reason whatsoever to the extent that Completion cannot, in the judgment of Lender, be accomplished prior to the Completion Date;

(h) Any of Borrower, any Guarantor or an Affiliate of either, commits an act of bankruptcy; or applies for, consents to or permits the appointment of a receiver, custodian, trustee or liquidator for it or any of its property or assets; or generally fails to, or admits in writing its inability to, pay its debts as they mature; or makes a general assignment for the benefit of creditors or is adjudicated bankrupt or insolvent; or takes other similar action for the benefit or protection of its creditors; or gives notice to any governmental body of insolvency of pending insolvency or suspension of operations; or files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or takes advantage of dissolution, liquidation or other Debtor Relief Law or statute; or files an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or is dissolved, liquidated, terminated or merged; or effects a plan or other arrangement with creditors; or a trustee, receiver, liquidator or custodian is appointed for it or for any of its property or assets and is not discharged within 60 days after the date of his appointment; or a petition in involuntary bankruptcy or similar proceedings is filed against it and is not dismissed within 60 days after the date of its filing;

(i) Any of Borrower, or any Guarantor or an Affiliate of either, dissolves, terminates or winds-up or consolidates or merges with any other Person;

(j) Lender determines that the aggregate outstanding principal balance of the Loan exceeds the Commitment and Borrower fails to pay to Lender, with three Business Days following demand, sufficient funds to reduce the outstanding principal balance of the Loan to no greater than the Commitment;

(k) (i) A default occurs under any Indebtedness of Borrower, (ii) a default occurs under any other Indebtedness of Guarantor when the total amount of such Indebtedness (not just the default payment) exceeds $250,000.00, or (iv) the entry of a judgment against Borrower or Guarantor which is not discharged or bonded over pending appeal within a period of 10 days, even if such judgment is for less than $250,000.00;

(l) Any Guarantor for any reason contests, repudiates or purports to revoke any Guaranty, the Indemnity, or its obligations under the Side Letter, or any Guaranty, the Indemnity or the Side Letter at any time and for any reason ceases to be in full force and effect;

(m) The Procurement Terms and Conditions is terminated, in accordance with the terms thereof, by the Procurement Lender Parties (or any of them) as a result of a breach thereof by the Borrower Parties (or any of them) after any applicable notice and cure period;

(n) The Long-Term Procurement Supply Agreement is terminated, in accordance with the terms thereof, by the Procurement Lender Parties (or any of them) as a result of a breach thereof by the Borrower Parties (or any of them) after any applicable notice and cure period;

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(o) Any Material Adverse Change occurs; or

(p) There occurs a Change of Control.

Section 7.2 Rights and Remedies. Upon the occurrence of an Event of Default, unless such Event of Default is subsequently waived in writing by Lender (provided that Lender has no obligation whatsoever to grant any such waiver and any such waiver, if granted, will be considered a one-time waiver), Lender may exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:

(a) Make one or more Disbursements of Loan proceeds without obligation or liability to make any subsequent Disbursement;

(b) Suspend or terminate the obligation of Lender to make Disbursements without notice to Borrower, provided, however, that if an Event of Default occurs under Section 8.1(h), Lender’s obligation to make Disbursements to Borrower will immediately and automatically terminate without any action of Lender and without notice to or demand on Borrower, provided further, however, that these remedies do not limit or restrict Lender’s right to suspend making Disbursements if a Default occurs;

(c) Declare that the Commitment is terminated whereupon the Commitment is terminated;

(d) Declare the entire unpaid principal balance of the Loan to be immediately due and payable, together with accrued and unpaid interest on such Disbursements, without notice to or demand on Borrower, provided, however, that if an Event of Default occurs under Section 8.1(h), such amounts will become immediately and automatically due and payable without any action of Lender and without notice to or demand on Borrower;

(e) Exercise any or all remedies specified herein and in the other Transaction Documents against Borrower, Guarantor and/or any other party to the Transaction Documents, and/or any other remedies which it may have therefor at law, in equity or under statute;

(f) Declare an Event of Default under any agreement to which Lender and Borrower are parties, whether or not such agreement concerns the transactions contemplated by this Agreement, and effectuate any remedies provided for in such agreement.

Section 7.3 Acceptance of Payments. If Lender accepts any payment from Borrower or any Guarantor after a Default or Event of Default, such acceptance will not constitute a waiver or satisfaction of any such Default or Event of Default. Any waiver or satisfaction of a Default or Event of Default must be evidenced by an express writing of Lender.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 General Indemnities. Borrower hereby agrees to indemnify, defend and hold harmless Lender and its affiliates, directors, officers and employees, agents and advisors against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not Lender or any affiliate is a party thereto, settlement costs and in-house and outside attorney’s fees and expenses) (collectively, “Losses”) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents (but expressly excluding the Indemnity), the transactions contemplated hereby, or any actual or prospective claim, litigation, government investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, or the direct or indirect application or proposed application of the Loan proceeds, except to the extent that such Losses are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The term “Losses” does not include losses resulting from any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by Borrower or any of its Subsidiaries, or any environmental liability related in any way to Borrower or any of its Subsidiaries, all of which Borrower and Lender agrees are governed under and subject to the terms of the Indemnity. The obligations of Borrower under this Section 8.1 will survive the termination of this Agreement.

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Section 8.2 Binding Effect; Waivers; Cumulative Rights and Remedies. The provisions of this Agreement inure to the benefit of and are binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, legal representatives, successors and assigns; provided, however, that neither this Agreement nor the proceeds of the Loan may be assigned by Borrower voluntarily, by operation of law or otherwise, without the prior written consent of Lender. No delay on the part of Lender in exercising any right, remedy, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege hereunder constitute such a waiver or exhaust the same, all of which will be continuing. The rights and remedies of Lender specified in this Agreement are in addition to, and not exclusive of, any other rights and remedies which Lender would otherwise have at law, in equity or by statute, and all such rights and remedies, together with Lender’s rights and remedies under the other Transaction Documents, are cumulative and may be exercised individually, concurrently, successively and in any order.

Section 8.3 Incorporation By Reference. Borrower agrees that the Note and the other Loan Documents are made subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement to the same extent and effect as if fully set forth in and made a part of the Note and the other Loan Documents.

Section 8.4 Survival. All agreements, representations and warranties made in this Agreement survive the execution of this Agreement, the making of the Disbursements by Lender, and the execution of the other Transaction Documents, and will continue until Lender receives payment in full of all Obligations of Borrower incurred under this Agreement and under the other Loan Documents.

Section 8.5 Governing Law; Waiver of Jury Trial; Jurisdiction.

(a) IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON, USA, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE.

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(b) TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THE LOAN, THE LOAN DOCUMENTS AND/OR THE SIDE LETTER. BORROWER, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, IRREVOCABLY, UNCONDITIONALLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF WASHINGTON, USA OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN KING COUNTY, WASHINGTON, USA, (C) SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT, AND (D) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM OTHER THAN WASHINGTON STATE, USA (BUT NOTHING HEREIN WILL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESSES FOR NOTICES DESCRIBED IN THIS AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE WILL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN WILL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW). BORROWER FURTHER CONSENTS AND AGREES THAT ANY FINAL AND CONCLUSIVE JUDGMENT OR ORDER OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN KING COUNTY, WASHINGTON MAY BE ENFORCED AGAINST THE BORROWER IN THE REPUBLIC OF SOUTH AFRICA AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY CONSENTS (FOR THE PURPOSES OF SUCH ENFORCEMENT) TO THE NON-EXCLUSIVE JURISDICTION OF THE HIGH COURT OF SOUTH AFRICA, GAUTENG LOCAL DIVISION, PRETORIA (OR ITS SUCCESSOR).

Section 8.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which constitutes a single Agreement.

Section 8.7 Notices.

(a) All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder must be in writing and must be sent delivered by: (i) registered or certified mail, postage prepaid, return receipt requested, (ii) a reputable overnight courier, or (iii) delivered by hand by a commercial courier service, addressed to the party to be so notified at its address set forth opposite its signature, below, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 8.7. Any Notice will be deemed to have been received: (A) five Business Days after the date such Notice is mailed, (B) on the date of delivery by hand (or refusal to accept such delivery) if delivered during business hours on a Business Day (otherwise on the next Business Day), and/or (C) on the next Business Day if sent by an overnight commercial courier.

(b) Any party may change the address to which any such Notice is to be delivered by furnishing 10 days prior written notice of such change to the other parties in accordance with the provisions of this Section 8.7. Notices will be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery.

Section 8.8 No Third Party Reliance. No third party is entitled to rely upon this Agreement or to have any of the benefits of Lender’s interest hereunder, unless such third party is an express assignee of all or a portion of Lender’s interest hereunder.

Section 8.9 Time of the Essence. Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement.

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Section 8.10 Entire Agreement; No Oral Modifications. The Loan Documents supersede all prior written or oral understandings and agreements with respect the Loan and no modification or waiver of any provision of this Agreement will be effective unless set forth in writing and signed by the parties hereto.

Section 8.11 Captions. The headings or captions of the Articles and Sections set forth herein are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

Section 8.12 Borrower-Lender Relationship. The relationship between Borrower and Lender created hereby and by the other Loan Documents is that of a borrower and a lender only, and in no event will Lender be deemed to be a partner of, or a joint venturer with, Borrower.

Section 8.13 Joint and Several Liability. If there is more than one party to this Agreement who is a borrower under this Agreement, then each of said individuals and/or entities are jointly and severally liable for each covenant, agreement, representation and warranty of Borrower hereunder.

Section 8.14 Severability. Wherever possible, each provision of this Agreement must be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 8.15 Waiver of Offsets; Defenses; Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder will be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 8.16 Designated Representative(s). Borrower hereby represents that any person signing this Agreement on behalf of Borrower is hereby authorized to act as Borrower’s authorized representative for purposes of dealing with Lender on behalf of Borrower in respect of any and all matters in connection with this Agreement, the other Loan Documents and the Loans. In addition, Borrower may designate by appropriate action in form acceptable to Lender, additional individuals who are authorized to act on behalf of Borrower (together with the person(s) signing this Agreement, the “Designated Representatives”). The Designated Representative has the power to give and receive all notices, monies, approvals and other documents and instruments, and to take any other action on behalf of Borrower. All actions by the Designated Representative will be conclusive and binding on Borrower. Lender may rely on the authority given to the Designated Representative until actual receipt by Lender of a duly authorized resolution substituting a different person as the Designated Representative.

Section 8.17 Judgement Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures that Lender could purchase the specified currency with such other currency at a national bank’s offices on the Business Day preceding that on which final, non-appealable judgment is given.  The obligations of Borrower in respect of any sum due to Lender hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by Lender of any sum adjudged to be so due in such other currency Lender may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to Lender in the specified currency, Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify Lender against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to Lender in the specified currency, Lender agrees to remit such excess to Borrower.

Section 8.19 Electronic Signatures. Each party agrees to accept an image of or any electronic signatures of any Transaction Document or other document required to be delivered under the Transaction Documents, and the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will deemed to include the image or electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. Each party may rely on any such electronic signatures without further inquiry.

Section 8.20 PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the PATRIOT Act:

Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the PATRIOT Act

Section 8.21 Statutory Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Address: QLE TP Funding SPE LLC c/o ASP Isotopes Inc. 601 Pennsylvania Avenue NW South Building, Suite 900 Washington, DC 20004	QLE TP FUNDING SPE LLC, a Delaware limited liability company
Attn: Chief Executive Officer
	By:	/s/ Paul E. Mann
With a copy to:	Name:	Paul E. Mann
Blank Rome LLP 200 Crescent Court, Suite 1000 Dallas, TX 75201 Attn: Donald G. Ainscow	Its:	Chief Executive Officer

Address: TerraPower, LLC 15800 Northup Way Bellevue, WA 98008	TERRAPOWER, LLC, a Delaware limited liability company
Attn: Jeffrey Miller
	By:	/s/ Jeffrey Miller
With a copy to:	Name:	Jeffrey Miller
Perkins Coie LLP TerraPower, LLC 15800 Northup Way Bellevue, WA 98008 Attn: Craighton Goeppele	Its:	Vice President, Business Development

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